Exhibit 99.2

Azio AI Holdings, Inc. (Nasdaq: EVTV) to Begin Trading Under New Ticker Symbol

“AZIO”, Completing Corporate Rebrand

Milestone follows receipt of initial deposits under the Company’s $27.9 million AI infrastructure agreement with Power Champion, scalable to $100 million

HOUSTON, TX – July 10, 2026 – Azio AI Holdings, Inc. (Nasdaq: EVTV) (the “Company”) today announced that its common stock will begin trading under the new ticker symbol “AZIO” on The Nasdaq Capital Market at the open of trading on Monday, July 13, 2026. The ticker symbol change completes the Company’s corporate rebrand from EVTV to Azio AI Holdings, Inc., which became effective today, July 10, 2026.

The new symbol marks the final step in the Company’s transformation into a dedicated artificial intelligence infrastructure platform. Over the past several months, the Company completed its merger with Azio AI Corporation, adopted the Azio AI Holdings, Inc. corporate name, and consolidated its operations around AI data center development, enterprise GPU compute, and digital power solutions. With the ticker change, the Company’s market identity is now fully aligned with its AI infrastructure strategy.

“The AZIO ticker is the final marker of our transformation,” said Chris Young, Chief Executive Officer and Chairman of Azio AI Holdings, Inc. “The company that begins trading under AZIO on Monday is a focused AI infrastructure platform with contracted capacity, initial deposits in hand, and a strategy built for scale. Our new name and symbol reflect exactly what we are building – and the pace at which we intend to build it.”

The ticker change follows the Company’s announcement on July 9, 2026 of its $27.9 million AI infrastructure agreement with Power Champion Investment Limited, a capacity reservation that is scalable to $100 million as deployment expands. The Company has received initial deposits under the agreement, underscoring counterparty commitment and the Company’s continued execution against its AI infrastructure pipeline.

No action is required by current securityholders in connection with the ticker symbol change. Shares held in book-entry form or through a bank, broker, or other nominee will automatically reflect the new symbol. The Company’s common stock will remain listed on The Nasdaq Capital Market, and the change will not affect the Company’s capital structure, CUSIP, or the rights of securityholders.

About Azio AI Holdings, Inc.

Azio AI Holdings, Inc. (Nasdaq: EVTV; trading as “AZIO” effective July 13, 2026) is a technology infrastructure company focused on developing, owning, and operating artificial intelligence data centers, enterprise GPU compute infrastructure, digital power solutions, and digital asset mining operations. The Company operates an integrated AI infrastructure business encompassing AI data center development, the sale and distribution of enterprise GPU systems and server infrastructure, high-performance computing solutions, power hosting, and strategic technology investments, serving enterprise and institutional customers across domestic and international markets. Through this diversified AI infrastructure strategy, the Company is positioned to capitalize on the rapidly expanding global demand for AI infrastructure, compute capacity, digital power, and next-generation AI technologies.

For more information please visit: www.azioai.ai and for potential partnerships contact: AI@PhoenixMGMTconsulting.com

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. In some cases, you can identify forward-looking statements by words such as “may,” “will,” “could,” “expect,” “anticipate,” “believe,” “estimate,” “project,” “intend,” “continue,” “potential,” “ongoing,” or the negative of these terms or other comparable terminology, although not all forward-looking statements contain these words. Forward-looking statements include statements regarding the anticipated timing and effectiveness of the ticker symbol change, the Company’s AI infrastructure agreement with Power Champion Investment Limited, including the potential expansion of capacity thereunder, and the Company’s strategy, pipeline, and growth prospects. These statements are based on current expectations and assumptions that involve risks and uncertainties that could cause actual results to differ materially. Most of these factors are outside the Company’s control and are difficult to predict. Factors that may affect actual results include, but are not limited to, the risk that the ticker symbol change does not become effective on the anticipated timeline or at all, the risk that the AI infrastructure agreement is not expanded or fully performed on the anticipated terms or at all, the Company’s limited operating history within AI infrastructure and compute operations, and additional risks and uncertainties described in the Company’s most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q filed with the SEC, which are available at www.sec.gov. The Company undertakes no obligation to update forward-looking statements except as required by law.

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